Wells Fargo & Co. S-3

Exhibit 25(a)

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of a Trustee

Pursuant to Section 305 (b)(2) ___

CITIBANK, N.A.

(Exact name of Trustee as specified in its charter)

A National Banking Association	13-5266470
(Jurisdiction of incorporation or organization	(I.R.S. Employer
if not a U.S. national bank)	Identification No. )

399 Park Avenue,
New York, New York	10043
(Address of principal executive office)	(Zip Code)

Citibank, N.A.

388 Greenwich Street, 6th floor

New York, N.Y. 10013

(212) 816-7621

(Name, address, and telephone number of agent for service)

WELLS FARGO & COMPANY
(Exact name of obligor as specified in its charter)

Delaware	41-0449260
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

420 Montgomery Street
San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

SENIOR DEBT SECURITIES

(Title of Indenture Securities)

Item 1. General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C.

Federal Reserve Bank of New York	33 Liberty Street, New York, NY

Federal Deposit Insurance Corporation	Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3-15.	Not Applicable.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect.  (Exhibit 1 to T-1 filed as exhibit to the Filing 305B2 dated October 5, 2012 under File No. 333-183223).

Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 filed May 5, 2014 under File No. 333-195697).

Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 filed May 5, 2014 under File No. 333-195697).

Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 filed as exhibit to the Filing 305B2 dated October 5, 2012 under File No. 333-183223).

Exhibit 5 - Not applicable.

Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 filed May 5, 2014 under File No. 333-195697).

Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of March 31, 2020- attached)

Exhibit 8 - Not applicable.

Exhibit 9 - Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 1st day of June, 2020.

CITIBANK, N.A.

By	/s/ Kerry Hehir
Kerry Hehir
Senior Trust Officer

Exhibit 7

CONSOLIDATED BALANCE SHEET	Citigroup Inc. and Subsidiaries

In millions of dollars	March 31, 2020 (Unaudited)	December 31, 2019
Assets
Cash and due from banks (including segregated cash and other deposits)	$23,755	$23,967
Deposits with banks, net of allowance	262,165	169,952
Securities borrowed and purchased under agreements to resell (including $155,637 and $153,193 as of March 31, 2020 and December 31, 2019, respectively, at fair value), net of allowance	262,536	251,322
Brokerage receivables, net of allowance	68,555	39,857
Trading account assets (including $190,227 and $120,236 pledged to creditors at March 31, 2020 and December 31, 2019, respectively)	365,000	276,140
Investments:
Available-for-sale debt securities (including $8,989 and $8,721 pledged to creditors as of March 31, 2020 and December 31, 2019, respectively)	308,219	280,265
Held-to-maturity debt securities (including $1,119 and $1,923 pledged to creditors as of March 31, 2020 and December 31, 2019, respectively), net of allowance	82,315	80,775
Equity securities (including $1,213 and $1,162 at fair value as of March 31, 20120 and December 31, 2019, respectively)	8,349	7,523
Total investments	$398,883	$368,563
Loans:
Consumer (including $18 and $18 as of March 31, 2020 and December 31, 2019, respectively, at fair value)	288,430	309,548
Corporate (including $3,981 and $4,067 as of March 31, 2020 and December 31, 2019, respectively, at fair value)	432,590	389,935
Loans, net of unearned income	$721,020	$699,483
Allowance for credit losses on loans (ACLL)	(20,841)	(12,783)
Total loans, net	$700,179	$686,700
Goodwill	21,264	22,126
Intangible assets (including MSRs of $367 and $495 as of March 31, 2020 and December 31, 2019, at fair value)	4,560	4,822
Other assets (including $14,663 and $12,830 as of March 31, 2020 and December 31, 2019, respectively, at fair value), net of allowance	112,873	107,709
Total assets	$2,219,770	$1,951,158

The following table presents certain assets of consolidated variable interest entities (VIEs), which are included on the Consolidated Balance Sheet above. The assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs, presented on the following page, and are in excess of those obligations. In addition, the assets in the table below include third-party assets of consolidated VIEs only and exclude intercompany balances that eliminate in consolidation.

In millions of dollars	March 31, 2020 (Unaudited)	December 31, 2019
Assets of consolidated VIEs to be used to settle obligations of consolidated VIEs
Cash and due from banks	$110	$108
Trading account assets	6,278	6,719
Investments	987	1,295
Loans, net of unearned income
Consumer	42,573	46,977
Corporate	19,845	16,175
Loans, net of unearned income	$62,418	$63,152
Allowance for credit losses on loans (ACLL)	(3,729)	(1,841)
Total loans, net	$58,689	$61,311
Other assets	70	73
Total assets of consolidated VIEs to be used to settle obligations of consolidated VIEs	$66,134	$69,506

 Statement continues on the next page.

CONSOLIDATED BALANCE SHEET	Citigroup Inc. and Subsidiaries

 (Continued)

In millions of dollars, except shares and per share amounts	March 31, 2020 (Unaudited)	December 31, 2019
Liabilities
Non-interest-bearing deposits in U.S. offices	$113,371	$98,811
Interest-bearing deposits in U.S. offices (including $1,090 and $1,624 as of March 31, 2020 and December 31, 2019, respectively, at fair value)	462,327	401,418
Non-interest-bearing deposits in offices outside the U.S.	85,439	85,692
Interest-bearing deposits in offices outside the U.S. (including $1,557 and $695 as of March 31, 2020 and December 31, 2019, respectively, at fair value)	523,774	484,669
Total deposits	$1,184,911	$1,070,590
Securities loaned and sold under agreements to repurchase (including $62,734 and $40,651 as of March 31, 2020 and December 31, 2019, respectively, at fair value)	222,324	166,339
Brokerage payables	74,368	48,601
Trading account liabilities	163,995	119,894
Short-term borrowings (including $8,364 and $4,946 as of March 31, 2020 and December 31, 2019, respectively, at fair value)	54,951	45,049
Long-term debt (including $52,914 and $55,783 as of March 31, 2020 and December 31, 2019, respectively, at fair value)	266,098	248,760
Other liabilities (including $4,339 and $6,343 as of March 31, 2020 and December 31, 2019, respectively, at fair value), including allowance	60,141	57,979
Total liabilities	$2,026,788	$1,757,212
Stockholders’ equity
Preferred stock ($1.00 par value; authorized shares: 30 million), issued shares: as of March 31, 2020—719,200 and as of December 31, 2019—719,200, at aggregate liquidation value	$17,980	$17,980
Common stock ($0.01 par value; authorized shares: 6 billion), issued shares: as of March 31, 2020—3,099,632,709 and as of December 31, 2019—3,099,602,856	31	31
Additional paid-in capital	107,550	107,840
Retained earnings	163,438	165,369
Treasury stock, at cost: March 31, 2020—1,017,824,700 shares and December 31, 2019—985,479,501 shares	(64,147)	(61,660)
Accumulated other comprehensive income (loss) (AOCI)	(32,521)	(36,318)
Total Citigroup stockholders’ equity	$192,331	$193,242
Noncontrolling interest	651	704
Total equity	$192,982	$193,946
Total liabilities and equity	$2,219,770	$1,951,158

The following table presents certain liabilities of consolidated VIEs, which are included on the Consolidated Balance Sheet above. The liabilities in the table below include third-party liabilities of consolidated VIEs only and exclude intercompany balances that eliminate in consolidation. The liabilities also exclude amounts where creditors or beneficial interest holders have recourse to the general credit of Citigroup.

In millions of dollars	March 31, 2020 (Unaudited)	December 31, 2019
Liabilities of consolidated VIEs for which creditors or beneficial interest holders do not have recourse to the general credit of Citigroup
Short-term borrowings	$11,397	$10,031
Long-term debt	25,393	25,582
Other liabilities	926	917
Total liabilities of consolidated VIEs for which creditors or beneficial interest holders do not have recourse to the general credit of Citigroup	$37,716	$36,530

The Notes to the Consolidated Financial Statements are an integral part of these Consolidated Financial Statements.